Exhibit 99.1

BRIAPRO THERAPEUTIC CORP.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JULY 31, 2024

(Expressed in United States Dollars)

Independent Auditor’s Report

To the Shareholders of BriaPro Therapeutics Corp.:

Opinion

We have audited the consolidated financial statements of BriaPro Therapeutics Corp. (the “Company”), which comprise the consolidated statements of financial position as at July 31, 2024 and July 31, 2023 and the consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the year ended July 31, 2024 and for the period from inception (May 15, 2023) to July 31, 2023, and notes to the consolidated financial statements, including material accounting policy information.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at July 31, 2024 and July 31, 2023, and its consolidated financial performance and its consolidated cash flows from for the year ended July 31, 2023 and the period from inception (May 15, 2023) to July 31, 2023 in accordance with IFRS® Accounting Standards.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 1(c) in the consolidated financial statements, which indicates that the Company incurred net loss since incorporation and is currently in the pre-clinical research stage and expects to further incur losses through to the completion of the research and development stage. As stated in Note 1(c), these events or conditions, along with other matters as set forth in Note 1(c), indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

MNP LLP
50 Burnhamthorpe Road West, Suite 900, Mississauga ON, L5B 3C2	T: 416.626.6000 F: 416.626.8650

MNP.ca

Other Information

Management is responsible for the other information. The other information comprises Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audits of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audits or otherwise appears to be materially misstated. We obtained Management’s Discussion and Analysis prior to the date of this auditor’s report. If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

50 Burnhamthorpe Road West, Suite 900, Mississauga, Ontario, L5B 3C2 T: 416.626.6000 F: 416.626.8650 MNP.ca

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.
●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.
●	Plan and perform the group audit to obtain sufficient appropriate audit evidence regarding the financial information of the entities or business units within the Company as a basis for forming an opinion on the consolidated financial statements. We are responsible for the direction, supervision and review of the audit work performed for the purposes of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditor’s report is Isabella Lee.

Mississauga, Ontario	Chartered Professional Accountants

November 1, 2024	Licensed Public Accountants

50 Burnhamthorpe Road West, Suite 900, Mississauga, Ontario, L5B 3C2 T: 416.626.6000 F: 416.626.8650 MNP.ca

BriaPro Therapeutics Corp.

Consolidated Statements of Financial Position

As at July 31, 2024

(Expressed in US Dollars)

	July 31, 2024	July 31, 2023

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1	$1
Total current assets	1	1

NON-CURRENT ASSETS:
Intangible assets, net (Note 4)	199,796	-
Total non-current assets	199,796	-

Total assets	$199,797	$1

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Due to related parties (Note 6)	$424,654	$-
Accrued expenses and other payables	30,996	-
Total current liabilities	455,650	-

NON-CURRENT LIABILITIES:
Warrant liability (Note 5d)	149,841	-
Total non-current liabilities	149,841	-

SHAREHOLDERS’ EQUITY (DEFICIT):
Share capital (Note 5)	1	1
Share-based payment reserve (Note 5)	34,514	-
Accumulated deficit	(440,209)	-
Total shareholders’ equity (deficit)	(405,694)	1

Total liabilities and shareholders’ equity (deficit)	$199,797	$1

These Consolidated Financial Statements were approved and authorized for issue on behalf of the Board of Directors on November 1, 2024 by:

On behalf of the Board:

“Martin Schmieg”	“William Williams”
Director	Director

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-1

BriaPro Therapeutics Corp.

Consolidated Statements of Operations and Comprehensive Loss

FOR THE PERIOD FROM INCEPTION THROUGH TO JULY 31, 2024

(Expressed in US Dollars)

	July 31, 2024	For the period from inception (May 15, 2023) through to July 31, 2023
Research and development expenses (Note 9)	$272,249	-
General and administrative expenses (Note 10)	197,445	-
Operating Loss	(469,694)	-
Change in fair value of warrant liability (Note 5d)	49,366	-
Foreign exchange loss	41	-
Total operating loss and comprehensive loss	(420,287)	-
Basic and diluted weighted average loss per share	(0.010)	-
Basic and diluted weighted average number of shares	43,884,247	-

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-2

BriaPro Therapeutics Corp.

Consolidated Statements of Changes in Shareholder’s Equity

FOR THE PERIOD FROM INCEPTION THROUGH TO JULY 31, 2024

(Expressed in US Dollars)

	Shares	Amount	Accumulated Deficit	Total Shareholder’s Equity
Balance, May 15, 2023	-	-	$-	$-
Founder shares	1	$1	-	1
Loss for the period	-	-	-	-
Balance, July 31, 2023	1	$1	$-	$1

	Shares	Amount	Share based payment reserve	Accumulated deficit	Total shareholder’s equity (Deficit)
Balance July 31, 2023	1	$1	-	$-	$1
Issuance of shares and options pursuant to the Arrangement	47,945,177	-	34,514	(19,922)	14,592
Loss for the period	-	-	-	(420,287)	(420,287)
Balance, July 31, 2024	47,945,178	$1	34,514	$(440,209)	$(405,694)

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-3

BriaPro Therapeutics Corp.

Consolidated Statements of Cash Flows

FOR THE PERIOD FROM INCEPTION THROUGH TO JULY 31, 2024

(Expressed in US Dollars)

	July 31, 2024	For the period of inception (May 15, 2023) through to July 31, 2023
Cash flow from operating activities
Net loss	$(420,287)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,003	-
Change in fair value of warrants	(49,366)	-
Changes in assets and liabilities:
Increase in due to related parties	424,654	-
Increase in accrued expenses and other payables	30,996	-
Total cash flow from operating activities	-	-

Cash flow from financing activities:
Investment by BriaCell	-	1
Net cash provided by financing activities	-	1

Change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of the period	1	1
Cash and cash equivalents at end of the period	$1	$1

Significant non-cash transactions
Intangibles acquired pursuant to the Arrangement	$(213,800)	$-

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-4

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 1: NATURE OF OPERATIONS AND GOING CONCERN

a.	BriaPro Therapeutics Corp. (“BriaPro” or the “Company”) was incorporated under the Business Corporations Act (British Columbia) on May 15, 2023. Following the completion of the Arrangement (as defined below), BriaPro is a pre-clinical immuno-oncology biotechnology company with multiple assets, specifically Bria-TILsRx™, and PKCδ inhibitors for multiple indications including cancer. The Company’s head office is located at 235 15th Street, Suite 300, West Vancouver B.C, V7T 2X1, Canada. The Company is an unlisted reporting issuer in Canada.

b.	On August 31, 2023 (the “Effective Date”), the Company and BriaCell Therapeutics Corp, the Company’s holding company, and immune-oncology biotechnology company listed on the Toronto Stock Exchange and NASDAQ (“BriaCell”), closed a plan of arrangement spinout transaction (the “Arrangement”) pursuant to which certain assets of the BriaCell, including Bria-TILsRx™ and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer (the “BriaPro Assets”), were spun-out to the Company. See note 7 for details.

Pursuant to the terms of the Arrangement, the Company has acquired the entire right and interest in and to the BriaPro Assets in consideration for the issuance by the Company to BriaCell of the Company’s common shares. Under the terms of the Arrangement, for each BriaCell share held immediately prior to closing, BriaCell Shareholders receive one (1) common share of BriaPro.

In addition, in connection with the Arrangement, each BriaCell warrant in issue at the time of the Arrangement entitled the holder thereof to receive, upon the exercise thereof one BriaCell Share and one BriaPro Share for the original exercise price (“Warrant Shares”), see note 5(c).

As a result of the Arrangement, 47,945,177 common shares were issued and outstanding and 2,131,400 stock options and 19,100 RSUs were issued. BriaCell beneficially owns or controls approximately 31,963,452 common shares, representing 2/3rd of the issued and outstanding common shares.

In accordance with IFRS, management determined that the Arrangement does not meet the definition of a business combination as the BriaPro Assets met the concentration test. Further, management asserts that BriaPro had not yet achieved commercial operations and was still in the Research stage at the time of the Arrangement (hence there were no significant inputs, processes and outputs as defined in IFRS 3 as characteristics of a business).

Consequently, the Transaction has been recorded as an asset acquisition and the Company recorded the carrying value of the intangible assets acquired from BriaCell.

The shares, options and RSUs issued on the Effective Date along with the Warrant Share obligation are considered as part of the transaction. The carrying value of the BriaPro Assets at the Effective Date were $213,800. The warrants will be recorded as a liability at their fair value on the Effective Date, and revalued at reach reporting period. The options and RSUs will be recorded at their fair value on the Effective Date in the share based payments reserve and the balance will be recorded in share capital.

The table below summarizes the breakdown of the consideration at the Effective date:

August 31, 2023

Value of the asset (patent) transferred	$213,800

Accumulated Deficit	$(19,921)
Warrants	199,207
Options and RSUs	34,514
Total consideration paid	$213,800

Transition Services Agreement

On August 31, 2023, the Company and BriaPro executed a transition services agreement (the “Transition Agreement”), pursuant to which BriaCell will provide certain research and development and head office services (the “Services”) to BriaPro for a fixed monthly fee of $20,000.

BriaCell and BriaPro acknowledged the transitional nature of the Services and accordingly, as promptly as practicable, BriaPro agreed to use commercially reasonable efforts to transition each Service to its own internal organization or to obtain alternate third party providers to provide the Services.

c.	The accompanying Consolidated Financial Statements have been prepared on the basis of a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business for the foreseeable future. The Company has incurred losses of $440,209 since incorporation, is currently in the pre-clinical research stage and has not commenced commercial operations. The Company’s ability to continue as a going concern is dependent upon its ability to attain future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company expects to incur further losses through to the completion of the research and development of any therapy; the nature of a development stage immune-oncology company requires the raising of financial capital to support its clinical development programs and administrative costs. The Company is planning to finance its operations by exploring additional sources of capital and financing, while managing its existing working capital resources. The material uncertainty of the Company’s ability to raise such financial capital casts significant doubt on the Company’s ability to continue as a going concern. These Consolidated Financial Statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company not be able to continue as a going concern.

F-5

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 2: BASIS OF PRESENTATION

a. Statement of Compliance:

The Consolidated Financial Statements were prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee, effective as of July 31, 2024.

b. Basis of presentation

The Consolidated Financial Statements are prepared on a going concern basis and have been presented in United States dollars which is the Company’s reporting currency. A summary of the material accounting policies is provided in Note 3.

c. Basis of Measurement:

These Consolidated Financial Statements have been prepared on a going concern basis, under the historical cost basis, except for financial instruments which have been measured at fair value.

d. Basis of Consolidation

These Consolidated Financial Statements include the accounts of BriaPro and its wholly-owned Canadian subsidiary BriaIP Therapeutics Corp. (“BriaIP”), incorporated on August 28, 2023. The Consolidated Financial Statements of the subsidiary are included in the Consolidated Financial Statements from the date that control commenced until the date control ceases. Control exists when the Company has the power directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The Company applies the acquisition method to account for business combinations in accordance with IFRS 3.

All inter–company balances, and transactions, have been eliminated upon consolidation.

F-6

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 2: BASIS OF PRESENTATION (Cont.)

e. Functional Currency and Presentation Currency:

The functional currency is the currency that best reflects the economic environment in which the Company operates and conducts its transactions. Significantly all the Company’s expenses are denominated in U.S dollars and therefore, the Company’s management believes that the functional currency of the Company is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are remeasured into U.S. dollars at each reporting period end. All transaction gains and losses of the remeasured monetary financial position items are reflected in the statement of operations and comprehensive loss as financing income or expenses as appropriate.

NOTE 3: MATERIAL ACCOUNTING POLICIES

a. Material Accounting Judgment and Estimates:

The accounting policies and use of estimates and judgments described below have been applied consistently in these Consolidated Financial Statements.

The preparation of Consolidated Financial Statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The Company’s management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities at the dates of the Consolidated Financial Statements, and the reported amount of expenses during the reporting periods. Actual results could differ from those estimates.

Key areas of estimation uncertainty include:

Intangible Assets: The useful lives of intangible assets are estimated based on historical experience and management’s best estimate of the future economic benefits that will be derived from the use of the assets. The assessment of whether intangible assets are impaired requires estimates of recoverable amounts, which involve assumptions about future cash flows and discount rates.

Warrant Liabilities: The fair value of warrant liabilities is determined using valuation techniques appropriate for financial instruments, including assumptions such as expected volatility, risk-free interest rates, expected life, and market prices of underlying shares. These assumptions are reviewed and updated as necessary at each reporting date. The share price for determining the value of the warrant liability was determined by using the discounted cash flow method, including assumptions relating to future cash flows, an appropriate discount rate and growth rate and royalty rate. Warrant liabilities are remeasured at fair value at each reporting date, with any gains or losses recognized in the statement of operations and comprehensive loss.

Going Concern

Preparation of the Consolidated Financial Statements is on a going concern basis, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets, including its intangible assets and to meet its liabilities as they become due.

Income Taxes

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

F-7

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 3: MATERIAL ACCOUNTING POLICIES (Cont.)

b. Cash

Cash includes cash on hand.

c. Share-based Payments

Equity-settled share-based payments for directors, officers and employees are measured at fair value at the date of grant and recorded as compensation expense over the vesting period with a corresponding increase to share-based payment reserve in the consolidated financial statements.

The fair value determined at the grant date of equity-settled share-based payments is expensed using the graded vesting method over the vesting period based on the Company’s estimate of payments that will eventually vest. Upon exercise of the stock options, consideration paid by the option holder together with the amount previously recognized in share-based payment reserve is recorded as an increase to share capital. Upon expiry, the amounts recorded for share-based compensation are transferred to the deficit from the share-based payment reserve. Shares are issued from treasury upon the exercise of equity-settled share-based instruments.

Compensation expense on stock options granted to non-employees is measured at the earlier of the completion of performance and the date the options are vested using the fair value method and is recorded as an expense in the same period as if the Company had paid cash for the goods or services received.

When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a Black-Scholes valuation model. The expected life used in the model is adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioral considerations.

d. Share Capital

Common shares are classified as equity. Proceeds from unit placements are allocated between shares and warrants issued using the relative fair value method. Costs directly identifiable with share capital financing are charged against share capital. Share issuance costs incurred in advance of share subscriptions are recorded as prepaid assets. Share issuance costs related to uncompleted share subscriptions are charged to operations in the period they are incurred.

e. Intangible assets, net:

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in statement of operations and comprehensive loss when incurred.

Intangible assets with finite useful lives are amortized over their useful lives and reviewed for indications of impairment at least annually. Impairment analysis is completed whenever there is an indication that the asset may be impaired. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The recoverability of the group of assets is measured to be the greater of its value in use and its fair value less costs of disposal. In assessing value in use, the estimated future cash flows are discounted to present value using pre-tax discount rate. An impairment loss is recognized If the carrying amount of an asset or the lowest level of cash generating unit exceeds its estimated recoverable amount.

The amortization period and the amortization method for an intangible asset are reviewed at least at each year end.

The useful lives of intangible assets are as follows:

Patents
Useful life	14 years
Amortization method	Straight-line
In-house development or purchase	Purchase

For the period ended July 31, 2024, no impairment losses have been identified.

f. Research and Development expenses:

The Company expenses amounts paid for intellectual property, development and production expenditures as they are incurred. However, such costs are deferred and recorded in intangible assets when they meet generally accepted criteria, to the extent that their recovery can reasonably be regarded as assured.

F-8

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The costs must meet the following criteria to be deferred: the technical feasibility of completing the intangible asset so that it will be available for use or sale; the intention to complete the intangible asset and use or sell it; the ability to use or sell the intangible asset; the probability of future economic benefits; the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and the ability to reliably measure the expenditure attributable to the intangible asset during its development. Once those criteria are met, the future costs, such as costs to obtain patent or trademark protection over the developed technologies, will be capitalized. These costs are then amortized over their expected useful lives. To date it has not been demonstrated that these expenditures will generate or be able to be used to generate probable future economic benefits.

g. Fair value of financial instruments:

a) Classification

The Company determines the classification of financial assets and liabilities at initial recognition. The classification of its instruments is driven by the Company’s business model for managing the financial assets and liabilities and their contractual cash flow characteristics. Equity instruments that are held for trading (including all equity derivative instruments) are classified as fair value through profit and loss (“FVTPL”). For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them at fair value through other comprehensive income (“FVTOCI”). Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or the Company has opted to measure them at FVTPL.

The following table shows the classification of financial instruments under IFRS 9:

Financial asset/liability	Classification
Cash and cash equivalents	Amortized cost
Amounts dure to related parties	Amortized cost
Accrued expenses and other payables	Amortized cost
Warrant Liability	FVTPL

b) Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of operations and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of operations and comprehensive loss in the period in which they arise. Where the Company has opted to recognize a financial liability at FVTPL, any changes associated with the Company’s own credit risk will be recognized in other comprehensive income (loss).

F-9

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g. Fair value of financial instruments:

b) Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to twelve month expected credit losses. The Company recognizes an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurement is based on the assumption that the transaction will take place in the assets or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	—	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	—	inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	—	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

F-10

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h. Income Taxes:

Income tax comprises current and deferred tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity or other comprehensive income, in which case the income tax is also recognized directly in equity or other comprehensive income.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. Current tax assets and current tax liabilities are only offset if a legally enforceable right exists to offset the amounts and the Company intends to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred tax is recognized in respect of all qualifying temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the financial statements. Deferred income tax is determined on a non-discounted basis using tax rates and laws that have been enacted or substantively enacted at the end of the reporting period and are expected to apply when the deferred tax asset or liability is settled. Deferred tax assets are recognized to the extent that it is probable that the assets can be recovered. Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset tax assets and liabilities and when the deferred tax balances relate to the same taxation authority.

Deferred tax assets are recognized to the extent future recovery is probable. At each reporting period end, deferred tax assets are reduced to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the asset to be recovered.

i. Standards not yet effective:

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Company has decided not to adopt early.

The following amendments are effective for the annual periods beginning 1 January 2024:

-	IFRS 16 Leases (Amendment – Liability in a Sale and Leaseback)

-	IAS 1 Presentation of Consolidated Financial Statements (Amendment – Classification of Liabilities as Current or Non-current)

-	IAS 1 Presentation of Consolidated Financial Statements (Amendment – Non-current Liabilities with Covenants)

The Company has assessed the impact of these new accounting standards and amendments and adopted them. There were no significant impact these consolidated financial statements.

The Company does not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the Company.

F-11

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 4: INTANGIBLE ASSETS. NET

Acquired intangible assets with finite lives consisted of the following as of July 31, 2024 and July 31, 2023:

	July 31, 2024	July 31, 2023

Patents	$213,800	$-
Less – accumulated amortization	(14,003)	-
Intangible assets, net	$199,797	$-

The attributable intellectual property relates to the BriaPro Assets acquired in the Arrangement, which the Company is amortizing over 14 years, consistent with its accounting policy.

NOTE 5: SHARE CAPITAL

a) Authorized share capital

The authorized share capital consists of an unlimited number of common shares with no par value (“Share”).

b) Issued share capital

On May 15, 2023, the Company issued one (1) incorporation Share to BriaCell in consideration for USD$1.00.

As noted in note 1b, on August 31, 2023, the Company issued 47,945,177 common shares, 2,131,400 stock options and 19,100 RSUs.

c) Share Purchase Warrants

Pursuant to the Arrangement, each BriaCell warrant (“BriaCell Warrant”) shall, in accordance with its terms, entitle the holder thereof to receive, upon the exercise thereof, one BriaCell Share and one BriaPro Share for the original exercise price.

Upon the exercise of BriaCell Warrants, BriaCell shall, as agent for BriaPro, collect and pay to BriaPro an amount for each one (1) BriaPro Share so issued that is equal to the exercise price under the BriaCell Warrant multiplied by the fair market value of one (1) BriaPro Share at the Effective Date divided by the total fair market value of one (1) BriaCell Share and one (1) BriaPro Share at the Effective Date (“BriaPro Pro-rata Warrant Proceeds”).

As of the date of this report there are issued and outstanding an aggregate of 8,168,302 BriaCell Warrants as follows:

Number of BriaCell Warrants (*)	BriaPro Pro-rata Warrant Proceeds(*)	Expiry Date
51,698	$1,062	November 16, 2025
3,896,809	106,216	February 26, 2026 – April 26, 2026
4,173,143	132,536	June 7, 2026 - December 7, 2026
4,890	100	November 16, 2025
17,074	465	February 26, 2026
24,688	784	June 7, 2026
8,168,302	$241,163

(*) The number of Shares issuable and proceeds, should the BriaCell Warrants be exercised.

F-12

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 5: SHARE CAPITAL (Cont.)

d) Warrant liability continuity

(i)	The following table presents the summary of the changes in the fair value of the warrants recorded as a liability on the Balance Sheet (*):

Warrants liability
Balance as of July 31, 2023	$-

Liability as of the Arrangement date (August 31, 2023)	199,207

Change in fair value during the period (*)	(49,366)

Balance as of July 31, 2024	$149,841

(*)	The warrants were issued by BriaCell contain terms that require the warrants to be recorded as a liability at fair value under IFRS. As a result, these warrants are valued at the end of each reporting period. For the year ended July 31, 2024, the Company recorded a gain on the revaluation of the total warrant liability of $49,366 in the consolidated statements of operations and comprehensive loss.

The key inputs used in the valuation of the of the warrants as of July 31, 2024 were as follows:

	August 31, 2023 (Effective Date)	July 31, 2024

Share price (*)	$0.0365	$0.0365
Exercise price	$0.0206-0.0318	$0.0206-0.0318
Expected life (years)	2.21-3.27	1.30-2.35
Volatility	100%	78-81%
Dividend yield	0%	0%
Risk free rate	4.40%	3.46%

(*) The share price was determined using the discounted cash flow method. Key assumptions included a discount rate of 15.5% and a growth rate of 5%, a royalty rate of 3%, clinical trials taking approximately 8 years. A 1% increase or decrease in enterprise value would result in an approximate +/- $0.00036 change in the share price, which would correspond to an estimated impact of approximately +/- $2,328 on the warrant value.

NOTE 6: RELATED PARTY TRANSACTIONS AND BALANCES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. This would include the Company’s directors and senior management (CEO and CFO), who are considered to be key management personnel by the Company. Parties are also related if they are subject to common control or significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As of July 31, 2024, pursuant to the Transition Agreement, the balance owing to BriaCell group companies is $424,654 comprising the fixed monthly services of $220,000 and direct expenses of $204,654 of BriaCell on behalf of BriaPro.

During the year ended July 31, 2024, the Company incurred Services and direct expense paid for by BriaCell in the amount of $424,654.

NOTE 7: SHARE-BASED COMPENSATION

The BriaPro Board adopted the BriaPro incentive plan, The purpose of the BriaPro incentive plan is to allow BriaPro to issue stock options, performance share units (“PSUs”), restricted share units (“RSUs”), and deferred share units (“DSUs” and together with the PSUs and RSUs, “Share Units”) to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of BriaPro. The granting of such Awards is intended to align the interests of such persons with that of the shareholders (the “Omnibus Plan”).

Pursuant to the Arrangement, all BriaCell option holders received the same amount of BriaPro options (“BriaPro Option”) under the BriaPro incentive plan as they had under the BriaCell incentive plan. The exercise price of the BriaCell options will be apportioned between the BriaCell options and the BriaPro options, as follows:

Each one (1) BriaPro Option to acquire one (1) Share shall have an exercise price equal to the product obtained by multiplying the original exercise price of the BriaCell Option by the quotient obtained by dividing (A) the fair market value of a BriaPro Share at the Effective Date by (B) the aggregate fair market value of a BriaCell Share and a BriaPro Share at the Effective Date (“BriaPro Option Exercise Price”)

F-13

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 7: SHARE-BASED COMPENSATION (CONTINUED)

a. The following table summarizes the number of options granted under the Omnibus Plan for the for year ended July 31, 2024 and related information:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value

Balance as of July 31, 2023	-
Granted on the Arrangement date (*)	2,131,400	0.0957	3.47	-
Forfeited	-	-
Expired	-	-
Balance as of July 31, 2024	2,131,400	0.0957	2.55	-

Exercisable as of July 31, 2024	1,961,150	$0.0959	2.44	-

(*) The options granted on the Arrangement dates had a fair value of $34,514 based on the Black-Scholes option pricing model using the following assumptions: share price - $0.0365; exercise price - $0.0656-0.1310; expected life – 2.58 - 4.81 years; annualized volatility – 100%; dividend yield – 0%; risk free rate – 3.89 - 4.40%.

As the date of this report, the Company has 2,131,400 stock options outstanding as follows:

BriaPro Option Exercise Price	Options outstanding	Expiry Date

$0.0933	440,000	June 20, 2028
$0.1108	21,000	February 27, 2028
$0.0984	180,100	August 02, 2027
$0.0729	31,000	May 20, 2027
$0.1162	150,000	February 16, 2027
$0.1310	524,700	January 13, 2027
$0.1165	12,600	November 01, 2026
$0.0888	100,000	September 01, 2026
$0.0656	60,000	April 19, 2026
$0.0656	612,000	March 29, 2026
	2,131,400

b. Restricted Share Units

The following table summarizes the number of RSUs granted to directors under the Omnibus Plan for year ended July 31, 2024:

	Number of RSUs outstanding	Aggregate intrinsic value
Balance, July 31, 2023	-	$-
Granted (i)	19,200	700
Balance, July 31, 2024	19,200	$700

(i)	On August 31, 2023, pursuant to the Arrangement and the Omnibus Plan, the Company issued 19,200 fully vested RSUs to the CEO and have an aggregate intrinsic value of $700.

NOTE 8: TAX

Income Taxes

The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 27% to the effective tax rate is as follows:

	July 31, 2024	July 31, 2023

Net loss before recovery of income taxes	(420,287)	$-
Expected income tax (recovery) expense	(113,480)	-
Effect of spin-out transaction	(252,960)
Change in tax benefits not recognized	366,440

Income tax (recovery)	$-	$-

The Company’s income tax (recovery) is allocated as follows:

Current tax (recovery) expense	$-	$
Deferred tax (recovery) expense	-
	$-		$-

F-14

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 8: TAX (CONTINUED)

Deferred tax

The following table summarizes the components of deferred tax:

	July 31, 2024	July 31, 2023
Deferred Tax Assets

Operating tax losses carried forward	$13,330
Subtotal of Assets	13,330	-

Deferred Tax Liabilities

Warrant Liability	$(13,330)
Subtotal of Liabilities	(13,330)	-

Net deferred tax liability	$-	$-

Deferred tax assets and liabilities have been offset where they relate to income taxes levied by the same taxation authority and the Company has the legal right and intent to offset.

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

	July 31, 2024	July 31, 2023
Operating tax losses carried forward	406,280
Intellectual Property	950,890
	1,357,170	-

The Canadian operating tax loss carry forwards expire as noted in the table below.

The remaining deductible temporary differences may be carried forward indefinitely.

Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

The Company’s Canadian operating tax losses expire as follows:

2044	406,280
$406,280

NOTE 9: RESEARCH AND DEVELOPMENT EXPENSES

	July 31 2024	July 31 2023

Wages and Salaries	$202,500	$-
Investigational drug costs	60,880	-
Supplies	8,869	-
	$272,249	$-

NOTE 10: GENERAL AND ADMINISTATIVE EXPENSES

	July 31 2024	July 31 2023

Consulting	$58,125	$-
Amortization	14,003	-
Professional fees	121,796	-
Regulatory, filing and transfer agent fees	3,521	-
	$197,445	$-

F-15

BriaPro Therapeutics Corp.

Notes to the Consolidated Financial Statements

FOR THE YEAR ENDED JULY 31, 2024

(Expressed in US Dollars)

NOTE 11: FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial Instruments and Financial Risk Exposures

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, loans from a related party, and the warrant liability. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

Management understands that the Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates as a portion of the Company’s transactions occur in Canadian Dollars, and the Company’s functional and presentation currency is the US dollar. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management process. The overall objectives of the Board are to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.

The type of risk exposure and the way in which such exposure is managed is as follows:

a.	Credit Risk

The Company has no significant concentration of credit risk arising from operations. Management believes that the credit risk concentration with respect to financial instruments is remote.

b.	Liquidity Risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities as they come due. Until the Company raises additional financing, it is entirely dependent on BriaCell to finance the Company’s operations. As of July 31, 2024, the Company has a negative working capital balance of $455,649 (July 31, 2023 – working capital of $1). The table below presents the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	5+ years
Accrued expenses and other payables	$30,996	$30,996	$30,996	$-	$-	$-
Amounts owing to holding company	424,654	424,654	424,654
	$455,650	$455,650	$455,650	$-	$-	$-

c.	Market Risk

i.	Interest Rate Risk

Interest Rate risk is the risk that the fair value of a financial instrument will fluctuate because of changes in market interest rates. Loans payable include both fixed and variable interest rates; however, the Company does not believe it is exposed to material interest rate risk.

ii.	Price Risk

As the Company has no revenues, price risk is remote.

iii.	Exchange Risk

The Company is exposed to foreign exchange risk as a portion of the Company’s transactions occur in Canadian Dollars and, therefore, the Company is exposed to foreign currency risk at the end of the reporting period through its Canadian denominated accounts payable and cash. As of July 31, 2024, a 5% depreciation or appreciation of the Canadian dollar against the US dollar would not have a material effect on the in total loss and comprehensive loss.

d.	Fair Values

The carrying values of accounts payable and accrued liabilities approximate their fair values due to their short terms to maturity.

Cash, is valued using quoted market prices in active markets. The warrant liability is measured using the Black-Scholes Option Pricing Model.

e.	Capital management

The Company considers its capital to be comprised of shareholders’ equity. The Company’s objectives in managing its capital are to maintain its ability to continue as a going concern and to further develop its business. To effectively manage the Company’s capital requirements, the Company has a planning and budgeting process in place to meet its strategic goals. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. Management reviews the capital structure on a regular basis to ensure the above objectives are met. There have been no changes to the Company’s approach to capital management during the year ended July 31, 2024. There are no externally imposed restrictions on the Company’s capital.

F-16